EXHIBIT 2.2

                    PLAN AND AGREEMENT OF MERGER

                              AMONG

                    FIRST COMMERCIAL CORPORATION;

              STONE FORT NATIONAL BANK, NACOGDOCHES, TEXAS;

                                AND

               SECURITY NATIONAL BANK, NACOGDOCHES, TEXAS


                      Providing for the merger of
                Security National Bank, Nacogdoches, Texas
                            with and into
                Stone Fort National Bank, Nacogdoches, Texas

              Under the Charter and Charter Number and Title of
               "Stone Fort National Bank, Nacogdoches, Texas"

                         Date: June 28, 1996

                         TABLE OF CONTENTS

                            ARTICLE I
                        THE PLAN OF MERGER

   Section 1.01.  Stone Fort National Bank . . . . . . . . .    2
   Section 1.02.  The Merger . . . . . . . . . . . . . . . .    2
   Section 1.03.  Effect of the Merger . . . . . . . . . . .    2
   Section 1.04.  Consummation of the Merger . . . . . . . .    3
   Section 1.05.  Articles of Association; Bylaws;
                  Directors and Officers . . . . . . . . . .    3
   Section 1.06.  Merger Consideration; Conversion of
                  Securities, Rights of Dissenting
                   Shareholders  . . . . . . . . . . . . . .    3
   Section 1.07.  Exchange of Certificates . . . . . . . . .    4
   Section 1.08.  Rights of SNB Shareholders to Dividends  .    6

                              ARTICLE II
                           APPROVAL OF MERGER

   Section 2.01.  Shareholder Approval . . . . . . . . . . .    6

                            ARTICLE III
                    REPRESENTATIONS AND WARRANTIES

   Section 3.01.  Representations and Warranties of SNB    .    6
                   (a) Authority for Transaction . . . . . . .  6
                  (b)  Organization and Capitalization . . .    7
                  (c)  Financial Statements  . . . . . . . .    7
                  (d)  Dividends . . . . . . . . . . . . . .    8
                  (e)  Loans . . . . . . . . . . . . . . . .    8
                  (f)  Taxes . . . . . . . . . . . . . . . .    8
                  (g)  Litigation and Regulatory Matters . .    9
                  (h)  Compliance  . . . . . . . . . . . . .    9
                  (i)  Properties and Other Assets . . . . .   10
                  (j)  Agreement Does Not Violate Other
                       Instruments . . . . . . . . . . . . .   11
                  (k)  Insurance and Fidelity Bonds  . . . .   11
                  (l)  Retirement Plans  . . . . . . . . . .   12
                  (m)  Employee Relations  . . . . . . . . .   13
                  (n)  No Material Events  . . . . . . . . .   13
                  (o)  Liabilities . . . . . . . . . . . . .   14
                  (p)  Marketability of Securities . . . . .   15
                  (q)  Interested Party Transactions . . . .   15
                  (r)  Material Contracts  . . . . . . . . .   15
                  (s)  Environmental Matters . . . . . . . .   16
                  (t)  Property Sites Owned by SNB . . . . .   17
                  (u)  Representations Not Misleading  . . .   17
                  (v)  Regulatory Approval . . . . . . . . .   17

   Section 3.02.  Representations and Warranties of First
                  Commercial . . . . . . . . . . . . . . . .   17
                  (a)  Organization  and  Capitalization  of
                  First     Commercial . . . . . . . . . . .   17
                  (b)  Organization of Stone Fort  . . . . .   18
                  (c)  Authority for Transaction . . . . . .   18
                  (d)  Agreements Do Not Violate Other
                       Instruments . . . . . . . . . . . . .   19
                  (e)  Representations Not Misleading  . . .   19
                  (f)  Financial Statements  . . . . . . . .   19
                  (g)  Litigation and Regulatory Matters . .   20
                  (h)  Compliance  . . . . . . . . . . . . .   21
                  (i)  No Material Events  . . . . . . . . .   21
                  (j)  Taxes . . . . . . . . . . . . . . . .   21
                  (k)  Insurance . . . . . . . . . . . . . .   21
                  (l)  ERISA Plans . . . . . . . . . . . . .   22
                  (m)  Employee Relations  . . . . . . . . .   22
                  (n)  Properties and Other Assets . . . . .   22
                  (o)  Environmental Matters . . . . . . . .   22
                  (p)  Regulatory Approval . . . . . . . . .   23
                  (q)  Availability   of  First   Commercial
                       Stock . . . . . . . . . . . . . . . .   23

                               ARTICLE IV
                               COVENANTS

   Section 4.01.  Covenants of SNB . . . . . . . . . . . . .   23
                  (a)  Approval of Transaction and Consents    23
                  (b)  Access to Corporate Records . . . . .   23
                  (c)  Monthly Financial Statements  . . . .   24
                  (d)  Closing Financial Statements  . . . .   24
                  (e)  Conduct of Business . . . . . . . . .   24
                  (f)  Cooperation      and       Furnishing
                       Information . . . . . . . . . . . . .   25
                  (g)  Related Party Transactions  . . . . .   26
                  (h)  Notice of Changes . . . . . . . . . .   26
                  (i)  Limit on SNB's Attorneys' Fees  . . .   26
                  (j)  Completion and Delivery of SNB Disclosure
                       Statements  . . . . . . . . . . . . .   26
                  (k)  Fairness Opinion  . . . . . . . . . .   26
   Section 4.02.  Covenants of First Commercial  . . . . . .   26
                  (a)  Consents and Approvals  . . . . . . .   27
                  (b)  Quarterly Reports; Current Reports  .   27
                  (c)  Conduct of Business . . . . . . . . .   27
                  (d)  Notice of Changes . . . . . . . . . .   27
                  (e)  Registration of the First Commercial
                         Stock . . . . . . . . . . . . . . .   27
                  (f)  Filings for Regulatory Approval . . .   28

                              ARTICLE V
                         CONDITIONS PRECEDENT

   Section 5.01.  Conditions Precedent to Obligation of First
                  Commercial . . . . . . . . . . . . . . . .   28
                  (a)  Performance of Covenants  . . . . . .   28
                  (b)  Representations True at Closing . . .   28
                  (c)  Changes in Financial Condition  . . .   28
                  (d)  Certified Resolutions . . . . . . . .   29
                  (e)  Government Approvals; Other Consents    29
                  (f)  No Injunction . . . . . . . . . . . .   29
                  (g)  Litigation  . . . . . . . . . . . . .   29
                  (h)  No Misstatements or Omissions . . . .   29
                  (i)  Opinion of SNB's Counsel  . . . . . .   29
                  (j)  Financial Confirmation  . . . . . . .   29
                  (k)  Audit of SNB Financial Statements . .   30
                  (l)  Title Opinion . . . . . . . . . . . .   30
                  (m)  Pooling of Interests Opinion  . . . .   30
                  (n)  Delivery of Continuity of Interest
                       Letters . . . . . . . . . . . . . . .   30
                  (o)  Tax Opinion . . . . . . . . . . . . .   31
   Section 5.02.  Conditions Precedent to Obligation of SNB.
                                                               31
                  (a)  Performance of Covenants  . . . . . .   31
                  (b)  Representations True at Closing . . .   31
                  (c)  Changes in Financial Condition  . . .   32
                  (d)  Certified Resolutions . . . . . . . .   32
                  (e)  No Injunction . . . . . . . . . . . .   32
                  (f)  No Misstatements or Omissions . . . .   32
                  (g)  Opinion of First Commercial's Counsel   32
                  (h)  Tax Opinion . . . . . . . . . . . . .   33
                  (i)  Securities Registration Opinion . . .   33
                  (j)  No Adverse Change in Market Price for
                       First Commercial Stock  . . . . . . .   33
   Section 5.03.  Conditions to Each Party's Obligation to
                  Effect the Merger  . . . . . . . . . . . .   33

                               ARTICLE VI
                               TERMINATION

   Section 6.01.  Procedure for Termination  . . . . . . . .   34
   Section 6.02.  Termination by Mutual Agreement  . . . . .   35
   Section 6.03.  Effect of Termination for Non-Willful Breach
                                                               35
   Section 6.04.  Effect of Termination for Willful Breach .   36
   Section 6.05.  Enforcement Expenses . . . . . . . . . . .   36

                             ARTICLE VII
                          BROKERS AND EXPENSES

   Section 7.01.  Brokers  . . . . . . . . . . . . . . . . .   36
   Section 7.02.  Expenses . . . . . . . . . . . . . . . . .   36

                              ARTICLE VIII
                              MISCELLANEOUS

   Section 8.01.  Announcements  . . . . . . . . . . . . . .   36
   Section 8.02.  Notices  . . . . . . . . . . . . . . . . .   37
   Section 8.03.  Binding Effect . . . . . . . . . . . . . .   37
   Section 8.04.  Headings . . . . . . . . . . . . . . . . .   37
   Section 8.05.  Counterparts . . . . . . . . . . . . . . .   37
   Section 8.06.  Integration of Agreement . . . . . . . . .   38
   Section 8.07.  Amendments; Waivers  . . . . . . . . . . .   38
   Section 8.08.  Governing Law  . . . . . . . . . . . . . .   38
   Section 8.09.  Incorporation by Reference . . . . . . . .   38
   Section 8.10.  Confidentiality of Information . . . . . .   38
   Section 8.11.  No Assignment  . . . . . . . . . . . . . .   38
   Section 8.12.  Severability . . . . . . . . . . . . . . .   38
   Section 8.13.  Survival of Representations and Warranties   39
   Section 8.14.  Exchange Agreement . . . . . . . . . . . .   39
   Section 8.15.  Best Good Faith Efforts  . . . . . . . . .   39

   List of Exhibits:


   A    Form  of Opinion of  Zeleskey, Cornelius, Hallmark, Roper
        & Hicks L.L.P. (Delivered Pursuant to Section 5.01(i))

   B    Form of  Opinion of Friday,  Eldredge &  Clark (Delivered
        Pursuant to Section 5.02(g)

                             DEFINITIONS

   Certificates  . . . . . . . . . . . . . . . . . . . . . .    5
   Closing . . . . . . . . . . . . . . . . . . . . . . . . .    3
   Closing Date  . . . . . . . . . . . . . . . . . . . . . .    3
   Closing Financial Statements  . . . . . . . . . . . . . .   24
   COBRA . . . . . . . . . . . . . . . . . . . . . . . . . .   13
   Code  . . . . . . . . . . . . . . . . . . . . . . . . . .   12
   Dissenting Shares . . . . . . . . . . . . . . . . . . . .    3
   ERISA . . . . . . . . . . . . . . . . . . . . . . . . . .    9
   Exchange Agreement  . . . . . . . . . . . . . . . . . . .    4
   Exchange Fund . . . . . . . . . . . . . . . . . . . . . .    5
   First Commercial  . . . . . . . . . . . . . . . . . . . .    1
   First Commercial Banks  . . . . . . . . . . . . . . . . .   20
   First Commercial Financial Statements . . . . . . . . . .   19
   First Commercial Stock  . . . . . . . . . . . . . . . . .    1
   Insurance Policies  . . . . . . . . . . . . . . . . . . .   11
   Merger  . . . . . . . . . . . . . . . . . . . . . . . . .    1
   Merger Consideration  . . . . . . . . . . . . . . . . . .    4
   Monthly Financial Statements  . . . . . . . . . . . . . .   24
   Pension Plan  . . . . . . . . . . . . . . . . . . . . . .   12
   Plan  . . . . . . . . . . . . . . . . . . . . . . . . . .   12
   SFAS  . . . . . . . . . . . . . . . . . . . . . . . . . .   10
   SNB . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
   SNB Audit . . . . . . . . . . . . . . . . . . . . . . . .   30
   SNB Balance Sheet . . . . . . . . . . . . . . . . . . . .    9
   SNB Financial Statements  . . . . . . . . . . . . . . . .    7
   SNB Share . . . . . . . . . . . . . . . . . . . . . . . .    3
   SNB Shares  . . . . . . . . . . . . . . . . . . . . . . .    3
   SNB Stock . . . . . . . . . . . . . . . . . . . . . . . .    1
   Stone Fort  . . . . . . . . . . . . . . . . . . . . . . .    1
   Surviving Bank  . . . . . . . . . . . . . . . . . . . . .    2
   transfer agent  . . . . . . . . . . . . . . . . . . . . .    4

                      PLAN AND AGREEMENT OF MERGER
                                  AMONG
                      FIRST COMMERCIAL CORPORATION;
                 STONE FORT NATIONAL BANK, NACOGDOCHES, TEXAS;
                                    AND
                  SECURITY NATIONAL BANK, NACOGDOCHES, TEXAS

                        Providing for the merger of
                   Security National Bank, Nacogdoches, Texas
                            with and into
                  Stone Fort National Bank, Nacogdoches, Texas

               Under the Charter and Charter Number and Title of
                 "Stone Fort National Bank, Nacogdoches, Texas"


        This PLAN AND AGREEMENT OF MERGER is made as of this 28th day of June, 1996, among FIRST COMMERCIAL CORPORATION, an Arkansas corporation having its principal office in Little Rock, Arkansas ("First Commercial"), STONE FORT NATIONAL BANK, Nacogdoches, Texas, a national banking association organized under the laws of the United States of America and subsidiary of First Commercial having its principal office in Nacogdoches, Texas ("Stone Fort"), and SECURITY NATIONAL BANK, Nacogdoches, Texas, a national banking association organized under the laws of the United States of America having its principal office in Nacogdoches, Texas ("SNB").

                       W I T N E S S E T H:

        WHEREAS, for good and sound reasons germane to the business of the parties hereto, the Boards of Directors of First Commercial, Stone Fort and SNB have each determined that it would be in the best interests of such corporations and banks, their respective shareholders, subsidiaries and customers and the communities they serve for SNB to be merged with and into Stone Fort, with the stockholders of SNB receiving shares of common stock of First Commercial, par value $3.00 per share ("First Commercial Stock") in exchange for the outstanding shares of common stock of SNB, par value $5.00 per share ("SNB Stock"), owned by the stockholders of SNB (the "Merger"); and

        WHEREAS, the Boards of Directors of First Commercial, Stone Fort and SNB have, or will have prior to consummation of the transactions contemplated hereby, adopted resolutions approving the Merger upon the terms and conditions set forth in this Agreement.

        NOW, THEREFORE, in consideration of these premises and the mutual promises, representations, covenants and actions hereinafter set forth, the parties hereto, each intending to be legally bound hereby, agree as follows:

                               ARTICLE I
                            THE PLAN OF MERGER

        Section 1.01. Stone Fort National Bank. Stone Fort is a duly organized national banking association and currently is an indirect subsidiary of First Commercial but will be, prior to consummation of the Merger, a wholly-owned subsidiary of First Commercial. First Commercial shall not permit Stone Fort to conduct any business operations that would impair or adversely affect the consummation of the Merger. Prior to consummation of the Merger, First Commercial shall, and shall cause Stone Fort to, take all necessary and appropriate action to ratify, approve and adopt this Agreement and to undertake the performance of all the terms and conditions of this Agreement to be performed by Stone Fort.

        Section 1.02. The Merger. At the Effective Time (as defined in Section 1.04 hereof) in accordance with this Agreement and the provisions of the Act of November 7, 1918, as amended (12 U.S.C. Section 215a), SNB shall be merged with and into Stone Fort pursuant to this Agreement, the separate existence of SNB shall cease, and Stone Fort shall continue as the surviving national banking association under the corporate name it possesses immediately prior to the Effective Time. Stone Fort hereinafter may sometimes be referred to as the "Surviving Bank." The business of the Surviving Bank shall be that of a national banking association, and the business shall be conducted at its main office, which shall be located at 300 E. Main Street, Nacogdoches, Texas 75961. The authorized capital stock and the number of shares of outstanding capital stock of Stone Fort immediately prior to the Merger shall be the same for Stone Fort following the Merger.

        Section 1.03. Effect of the Merger. At and from and after the Effective Time the effect of the Merger shall be that (i) the Surviving Bank shall possess all the rights, privileges and franchises possessed by each of Stone Fort and SNB, (ii) all of the property and assets of whatsoever kind or description of each of Stone Fort and SNB, and all debts due on whatever account to any of them, including subscriptions for shares or other choses in action belonging to any of them, shall be taken and be deemed to be transferred to, and vested in, the Surviving Bank without further act or deed, and (iii) the
   Surviving Bank shall be responsible for all of the liabilities and obligations of each of Stone Fort and SNB, as provided by applicable law, in the same manner as if the Surviving Bank had itself incurred such liabilities or obligations; but the liabilities of Stone Fort and SNB, or of their shareholders, directors or officers, shall not be affected, nor shall the rights of the creditors thereof, or of any persons dealing with such corporations be impaired by the Merger, and any claim existing, or action or proceeding pending, by or against either of Stone Fort or SNB may be prosecuted to judgment as if the Merger had not taken place, or the Surviving Bank may be proceeded against, or substituted, in place of Stone Fort or SNB, as the case may be.

        Section 1.04. Consummation of the Merger. The Merger shall become effective at the time specified in an approval of merger issued by the Comptroller of the Currency of the United States. A closing (the "Closing") will be held on the date of the effective time specified in the approval of merger issued by the Comptroller of the Currency of the United States, subject to the fulfillment of each condition set forth in Article V herein ("Closing Date"). The parties hereto will use their best efforts to accomplish the Closing before December 31, 1996. The "Effective Time" shall be 5:00 p.m., Little Rock time, on the Closing Date. The Closing will take place on the Closing Date at the offices of Friday, Eldredge & Clark in Little Rock, Arkansas, or at such other mutually agreeable place.

        Section 1.05. Articles of Association; Bylaws; Directors and Officers. The Articles of Association of Stone Fort, as in effect immediately prior to the Effective Time, shall be the Articles of Association of the Surviving Bank after the Effective Time until thereafter amended as provided therein and under national banking laws. The Bylaws of Stone Fort, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Bank after the Effective Time until thereafter amended as provided therein and under national banking laws. The directors and officers of Stone Fort immediately prior to the Effective Time shall be the directors and officers of the Surviving Bank after the
   Effective Time until their successors are elected and qualified; additionally, individuals currently serving on the SNB Board may also serve as directors of the Surviving Bank, however the identity of such individuals has not yet been determined.

        Section 1.06. Merger Consideration; Conversion of Securities, Rights of Dissenting Shareholders. At the Effective Time, by virtue of the Merger and without any action on the part of First Commercial, Stone Fort, SNB or the holders of any of the securities of such corporations or banks:

        (a) Each share of SNB Stock (herein sometimes referred to as "SNB Share" in the singular and "SNB Shares" in the plural) issued and outstanding immediately prior to the Effective Time (other than shares as to which dissenters' rights have been perfected and not withdrawn or otherwise forfeited under 12 U.S.C. Section 215a(b), (c) and (d) ("Dissenting Shares")) shall be canceled and extinguished and be converted into the right to receive that number of shares of First Commercial Stock equal to the result obtained by dividing (Y) 241,171 (the number of shares of First Commercial Stock to be issued in the Merger), subject to adjustment as hereinafter provided, by (Z) the number of outstanding shares of SNB Stock on the Closing Date (such consideration, as well as any payment due in lieu of fractional shares of First Commercial Stock as hereinafter provided being herein referred to as the "Merger Consideration"); provided, however, that in the event after the date hereof the shares of First Commercial Stock at any time outstanding shall be subdivided, by reclassification, recapitalization, stock dividend, or otherwise, into a greater number of shares without the actual receipt by First Commercial of consideration (at least equal to book value) for the additional number of shares so issued, or the number of shares of First Commercial Stock at any time outstanding shall be reduced, by reclassification, recapitalization, reduction of capital stock, or otherwise, or the outstanding shares of First Commercial Stock shall be reclassified or changed other than in such manner, then the number of shares of First Commercial Stock to be issued in the Merger shall be adjusted up or down, as appropriate.

        (b) No fractional shares of First Commercial Stock shall be issued as part of the Merger, and in lieu of fractional shares, First Commercial shall pay a sum in cash equal to the value of any such fractional share of First Commercial Stock to which any holder of SNB Stock shall be entitled determined on the basis of the last reported sales price on the Closing Date for shares of First Commercial Stock on the Nasdaq National Market.

        (c) At and after the Effective Time, there shall be no transfers on the stock transfer books of SNB with respect to shares of SNB Stock issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates formerly representing shares of SNB Stock are presented to First Commercial or its transfer agent, they shall be canceled and exchanged for the Merger Consideration as provided in Section 1.07 following, subject to applicable law in the case of Dissenting Shares.

        (d) The rights of holders of Dissenting Shares shall be governed by 12 U.S.C. Section 215a(b), (c) and (d).

        Section 1.07.  Exchange of Certificates.

        (a) First Commercial shall deposit or cause to be deposited in trust with First Commercial Trust Company, N.A. (herein the "transfer agent"), pursuant to an exchange agent agreement in the form mutually agreeable to First Commercial and SNB (the "Exchange Agreement"), prior to the Effective Time, cash in an aggregate amount estimated to be sufficient to make the cash payments in lieu of fractional shares of First Commercial Stock pursuant to Section 1.06 hereof and to make the appropriate cash payments, if any, to holders of Dissenting Shares (such amounts being hereinafter referred to as the "Exchange Fund"). The transfer agent shall, pursuant to irrevocable instructions jointly given by First Commercial and SNB, promptly make the payments in lieu of fractional shares out of the Exchange Fund upon surrender of SNB's Shares in accordance with Section 1.07(b). Payments to dissenting shareholders shall be made as required by Article
   5.12 of the Texas Business Corporation Act. The Exchange Fund shall not be used for any other purpose, except as provided in this Agreement.

        (b) Promptly after the Effective Time, the transfer agent shall mail to each record holder of an outstanding certificate or certificates of SNB Shares which as of the Effective Time represented SNB Shares (the "Certificates"), a form letter of transmittal approved by First Commercial and SNB (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the transfer agent) and instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender to the transfer agent of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor cash and First Commercial Stock in the amount provided in Section 1.06, and such Certificate shall forthwith be canceled. First Commercial shall provide the transfer agent with certificates for First Commercial Stock, as requested by the transfer agent, in the amounts provided in Section 1.06 hereof. No interest will be paid or accrued on the cash payable upon surrender of the Certificates and no dividend will be disbursed with respect to the shares of First Commercial Stock until the holder's SNB Shares are surrendered in exchange therefor. If payment or delivery of First Commercial Stock is to be made to a person other than the person in whose name the

   Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment and delivery of First Commercial Stock to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this
   Section 1.07, each Certificate (other than Certificates representing Dissenting Shares) shall represent for all purposes the right to receive the Merger Consideration without any interest thereon.

        (c) After the Effective Time, the stock transfer ledger of SNB shall be closed and, as hereinabove provided, there shall be no transfers on the stock transfer books of SNB of the SNB Shares which were outstanding immediately prior to such time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be promptly presented to the transfer agent and exchanged as provided in this Section 1.07.

        (d) Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the shareholders of SNB for six months after the Effective Time shall be paid to First Commercial, and the holders of SNB Shares not theretofore presented to the transfer agent shall look to First Commercial only, and not the transfer agent, for the payment of any Merger Consideration in respect of such shares.

        (e) Notwithstanding the foregoing, neither First Commercial's transfer agent nor any party hereto shall be liable to a holder of SNB Shares for any of the Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat, and similar laws.

        Section 1.08. Rights of SNB Shareholders to Dividends. Holders of SNB Stock on the Closing Date shall be entitled to receive, subject to applicable abandoned property, escheat and similar laws, payment of dividends declared by First Commercial on or subsequent to the Closing Date, but delivery of payment of such dividends will not be required of First Commercial until such persons have delivered their certificates representing shares of SNB Stock in exchange for certificates representing shares of First Commercial Stock in accordance with the provisions of Section 1.07 above. Notwithstanding the foregoing, First Commercial shall not be liable to a holder of shares of SNB Stock for any such dividends delivered to a public official pursuant to any abandoned property, escheat and similar laws.
                               ARTICLE II
                           APPROVAL OF MERGER

        Section 2.01.  Shareholder  Approval.   The  shareholders
   owning at least two-thirds of the capital stock outstanding of SNB and the sole shareholder of Stone Fort shall approve the Merger in accordance with applicable law.

                              ARTICLE III
                      REPRESENTATIONS AND WARRANTIES

        Section 3.01. Representations and Warranties of SNB. No representations or warranties are made by any director, officer, employee or shareholder of SNB as an individual. SNB represents and warrants to First Commercial the following, each of which representations and warranties shall be mutual and continuing and shall be true as of the date of this Agreement and on the Closing Date:

        (a) Authority for Transaction. The Board of Directors of SNB has duly approved this Agreement and the transactions contemplated hereby, and upon the execution of this Agreement by a duly authorized officer of SNB and the approval of this Agreement and such transactions by the stockholders of SNB and the appropriate regulatory authorities, this Agreement will constitute the valid and binding obligation of SNB enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from
   time  to  time  in  effect   which  affect  creditors'  rights
   generally and by legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies which are available only in the discretion of the court. SNB has full corporate power, authority and legal right to enter into this Agreement and, upon approval thereof by its stockholders and by appropriate regulatory authorities, to consummate the transactions contemplated hereby.

        (b)  Organization and Capitalization.

             (i)   SNB   has   delivered   to  First   Commercial
   complete and correct copies of the Articles of Association, and all amendments thereto, and Bylaws of SNB as in effect on the date hereof. SNB is a national banking association duly organized and validly existing in good standing under the laws of the United States of America, with full corporate power and authority to carry on its business as and where it is now being conducted and to own and lease its properties and assets in the places where such properties and assets are now or will be owned or leased. As of the date of this Agreement, the authorized capital stock of SNB consists of 230,000 shares of SNB Stock, of which 230,000 shares are issued and outstanding. All such issued and outstanding shares of SNB Stock have been fully paid, are validly authorized and duly issued and are non-assessable, and such shares of SNB Stock have not been issued in violation of any preemptive rights of stockholders. There shall be 230,000 shares of SNB Stock outstanding at the Closing, and such shares shall be delivered to First Commercial free of any liens or other encumbrances. Except as set forth in Schedule 3.01(b) to the disclosure statement delivered by SNB pursuant to Section 4.01(j) hereof (the "SNB Disclosure Statement"), SNB does not have outstanding any subscriptions, options or other arrangements or commitments obligating it to issue or dispose of, and it is not obligated to issue, any shares of SNB Stock or other securities.

             (ii) SNB has no direct or indirect subsidiary.

        (c) Financial Statements. SNB has delivered to First Commercial the following financial statements: the balance sheets of SNB as of December 31, 1995 and 1994, together with the statements of income, stockholders' equity and cash flow of SNB for the periods then ended, accompanied by the notes thereto for each of such years, and the financial statements of SNB dated March 31, 1996 (collectively, the "SNB Financial Statements"). Contemporaneously with its execution and delivery hereof, SNB will also deliver to First Commercial copies of all of the periodic reports filed by SNB with banking regulators and agencies since January 1, 1994. The SNB Financial Statements were prepared from the books and records of SNB and fairly present the financial condition, results of operations and changes in capital accounts and undivided profits of SNB at the dates and for the periods to which they relate and were prepared in accordance with generally accepted accounting principles and general practices within the banking industry consistently applied. Except as set forth in Schedule 3.01(c) to the SNB Disclosure Statement, there are no material obligations or liabilities of SNB, whether absolute, accrued or contingent (including, without limitation, unfunded obligations under employee benefit plans or arrangements or liabilities for federal, state, local or foreign taxes or assessments) which, in accordance with generally accepted accounting principles, were required to be reflected or disclosed in the SNB Financial Statements and which were not so reflected or disclosed therein.
        (d) Dividends. Since December 31, 1995, no dividend has been declared or paid on any equity securities of SNB, nor has SNB purchased or redeemed any of its equity securities, except as disclosed in Schedule 3.01(d) to the SNB Disclosure Statement.

        (e)  Loans.   SNB  has delivered  to  First Commercial  a
   complete and correct copy of SNB's most current written policies relating to the making, collection, classification and charge off of loans and other evidence of indebtedness. SNB has no loans or other evidences of indebtedness in its loan portfolio that (i) are considered nonperforming or have been placed on a nonaccrual status in accordance with the policies of SNB; (ii) are classified by SNB as other loans especially mentioned, substandard, doubtful, or loss loans;
   (iii) are sixty (60) days or more past due; (iv) are in excess of $50,000 principal amount for any such loans individually and have been renegotiated as to payment terms or collateral because of credit risks associated with such loans; or (v) to its knowledge are subject to any defenses, offsets or counterclaims that may be asserted against the present holder thereof, except in each case as disclosed in
   Schedule 3.01(e) to the SNB Disclosure Statement.

        (f)  Taxes.    SNB  has  timely  filed  returns  for  all
   federal, state and local taxes of SNB to the extent such filings and payments were required to be made prior to the date of this Agreement. Such returns are true and correct in all material respects. Except as provided in Schedule 3.01(f) to the SNB Disclosure Statement, SNB has not had any tax deficiencies proposed or assessed against it nor has SNB executed any waiver of or extended the statute of limitations on the audit of any tax return or the assessment or collection of any tax. To its knowledge, all taxes which SNB is required by law to pay, and governmental charges levied or assessed against the property or the business of SNB, have been paid in full, other than taxes or charges the payment of which is not yet due or which, if due, are not yet delinquent or are being contested in good faith or have not been finally determined. Except as has been indicated to First Commercial in the SNB Disclosure Statement, the amount to be set up as accruals for taxes on the December 31, 1995, balance sheet for SNB ("SNB Balance Sheet") is sufficient in all material respects for the payment of all unpaid taxes and governmental charges of all kinds, applicable to the property or business of SNB for the period ended on December 31, 1995, and all periods prior thereto. Except as disclosed in Schedule 3.01(f) to the SNB Disclosure Statement, no tax returns or reports of SNB have been audited by the Internal Revenue
   Service or any state taxing authority within the past five years.

        (g) Litigation and Regulatory Matters. SNB has disclosed in Schedule 3.01(g) to the SNB Disclosure Statement all material actions, suits, proceedings and investigations pending or threatened in writing against or affecting SNB or any property or rights of SNB, or its officers or directors (in their capacity as such) at law or in equity, or before or by any court or other governmental instrumentality. Except to the extent so disclosed in Schedule 3.01(g) to the SNB Disclosure Statement, none of such actions, suits, proceedings or investigations, either (i) involves a claim for an amount exceeding the amount recoverable under any applicable insurance policies, subject to the deductible amounts under such policies, (ii) resulted or would result, if adversely determined, in any material adverse change in the business, operations, prospects or assets or the condition, financial or otherwise, of SNB or (iii) would prevent the SNB stockholders from approving and consummating the transactions contemplated herein. Except as so disclosed in Schedule 3.01(g) to the SNB Disclosure Statement, SNB is not subject to any continuing court or administrative order, writ, injunction, decree, agreement, memorandum or letter applicable specifically to it or to its business, property or employees, and is not in default with respect to any material order, writ, injunction, decree, agreement, memorandum or letter of any court or other governmental instrumentality.

        (h) Compliance. To the best of its knowledge, SNB has complied in all material respects with, and SNB is not in default in any material respect under, any law, ordinance, requirement, rule, regulation or order applicable to its business or to the assets owned, used or occupied by it
   (including, without limitation, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), licensing requirements with respect to its personnel and all federal and state consumer credit laws, rules and regulations), and SNB has filed with the proper authorities all statements and reports required by the laws, regulations, licensing requirements and orders to which it or any of its employees (because of their activities on behalf of SNB) are subject, and SNB possesses all licenses, franchises, permits and governmental authorizations necessary to conduct its business in the manner in which and in the jurisdictions and places where such business is now conducted.

        (i) Properties and Other Assets. SNB has good and indefeasible fee simple title to, or, as the case may be, valid and subsisting leasehold interests in, all its properties, interests in properties and other assets, real and personal, (i) reflected on the SNB Balance Sheet (except for capitalized lease properties) or (ii) acquired since the date thereof, except to the extent such properties and assets are or were thereafter disposed of for fair value in the ordinary course of business. Except as set forth in Schedule 3.01(i) to the SNB Disclosure Statement, all such properties and assets are free and clear of all liens, charges and encumbrances, except (i) those set forth or reflected in the SNB Balance Sheet (ii) liens for taxes not yet due and payable or being contested in good faith and (iii) defects in title and liens, charges and encumbrances, if any, as do not materially detract from the value, or materially interfere with the present or proposed use, of the property or asset subject thereto or affected thereby or as do not otherwise materially impair business operations of SNB. The operation of the properties and business of SNB in the manner in which it is now operated does not violate any zoning ordinances or municipal regulations in such a way as could, if such ordinances or regulations were enforced, result in any material impairment of the uses of its properties for the purposes for which they are now operated. Except as set forth in Schedule 3.01(i) to the SNB Disclosure Statement, no asset included in the SNB Balance Sheet was valued in excess of its original cost less accumulated depreciation or, in the case of investment securities and loans purchased at a discount or premium, in
   excess  of  original  cost,   adjusted  for  amortization   of
   premiums or accretion of discounts, with the exception of securities classified as available for sale in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, which are carried at fair market value. There are no
   (i) patents, trademarks, trade names or copyrights or applications therefor owned by or registered in the name of SNB, or in which SNB has rights, which have not been disclosed in the SNB Disclosure Statement (other than rights held by SNB as a secured party in the ordinary course of its lending business), (ii) license agreements to which SNB is a party, either as a licensor or licensee, with respect to any patents, trademarks, tradenames or copyrights which have not been disclosed in the SNB Disclosure Statement or (iii) claims that in the conduct of its business, as now conducted, SNB is infringing on any patents, trademarks, trade names or copyrights of others which have not been disclosed in the SNB Disclosure Statement. SNB has obtained all necessary permits and certificates for the use and occupancy of the real estate owned, leased or used by it and the improvements thereon and systems therein, and such use and occupancy is in full compliance with all federal, state and local laws, rules and regulations. To the best of SNB's knowledge, no material fact or condition exists which would result in the termination or impairment in the furnishing of any water, sewer, gas, electricity, telephone, drainage or other services and equipment to the real estate owned, leased or used by SNB.

        (j) Agreement Does Not Violate Other Instruments. Subject to obtaining any required consents and approvals (which consents and approvals are disclosed in Schedule 3.01(j) to the SNB Disclosure Statement and which SNB will use its reasonable best efforts to obtain prior to Closing), the execution and delivery of this Agreement by SNB does not, and the consummation of the transactions contemplated hereby will not, to the best of SNB's knowledge, (i) violate any provision of the Articles of Association or Bylaws of SNB, as in effect immediately prior to the execution hereof, (ii) violate any provision of, or result in any breach or termination of, or constitute a default under, or constitute an event which with notice or lapse of time, or both, would become a default under, or result in the creation of any material lien, security interest, charge or encumbrance upon any property of SNB under, any material lease, indenture, or other agreement or instrument to which SNB is a party or by which SNB may be bound or affected or under which SNB receives benefits, (iii) violate any law, rule, regulation, order, writ, injunction or decree or administrative memorandum, agreement or letter applicable to SNB or (iv) result in the loss or material adverse modification of any license, franchise, permit or other authorization granted to or otherwise held by SNB.

        (k)  Insurance and Fidelity Bonds.

             (i) SNB carries fire, liability and other insurance with respect to its property and business in such amounts and against such risks as is customary, usual and prudent for a company of its size and as its management reasonably believes to be adequate for the business conducted by it. Schedule 3.01(k) to the SNB Disclosure Statement sets forth a complete and accurate schedule, including the type of policy, policy number, the limits of coverage, the insurance carrier, the insurance agent or broker and the expiration date, of all insurance policies, letters of credit, performance bonds and fidelity bonds at any time held by, for the benefit of, or issued to SNB and now in force (collectively, the "Insurance Policies"). Except as disclosed in Schedule 3.01(k) to the SNB Disclosure Statement, SNB has not forfeited or waived any claim under any Insurance Policy and SNB has, to the best of its knowledge, fully complied with the material terms and conditions thereof. Schedule 3.01(k) to the SNB Disclosure Statement sets forth all property damage and personal injury claims asserted against SNB during the past five (5) years, or otherwise still pending. Except as otherwise set forth in
   Schedule 3.01(k) to the SNB Disclosure Statement, all of such claims have been or are being defended by insurance carriers without reservation and are or will be covered by the Insurance Policies. SNB has not received a notification from any insurance carrier denying or disputing any claim made by it, denying or disputing any coverage for any such claim, denying or disputing the amount of any claim, or regarding the possible termination, cancellation or amendment of or premium increases with respect to any of the Insurance Policies. SNB does not have any claims pending or anticipated against any of the insurance carriers under any of such Insurance Policies and there has been no actual or alleged occurrence of any kind which may give rise to any such claim.

             (ii) Since January  1,  1991, SNB  has  continuously
   maintained fidelity bonds insuring it against acts of dishonesty by its employees in such amounts as is deemed prudent by management. Since January 1, 1991, there have been no claims under such bonds, except as disclosed in
   Schedule 3.01(k) to the SNB Disclosure Statement, and SNB is not aware of any facts that would form the basis of a claim under such bonds.

        (l) Retirement Plans. SNB has disclosed in Schedule 3.01(l) to the SNB Disclosure Statement each employee benefit plan (as defined in Section 3(3) of ERISA) or other plan maintained for its employees or under which any one of them has any present or future liability (each a "Plan"), and true and complete copies of all Plans will be delivered to First Commercial, together with the most recent Internal Revenue Service determination letters, annual reports (Form 5500
   Series) and accompanying schedules, summary plan descriptions, certified financial statements (if available) and actuarial reports related thereto, within five (5) business days following the execution and delivery hereof by SNB. With respect to each Plan for which an annual report has been filed, no material adverse change has occurred with respect to the matters covered by the annual report since the date thereof, except as has been disclosed in writing to First Commercial. There are no unfunded vested benefits under any Plan which are subject to the vesting and funding standards of ERISA, and none of the Plans is a multiemployer plan within the meaning of Section 3(37) of ERISA. Each of the Plans covered by ERISA (i) has been operated in all material respects in accordance with ERISA, (ii) has not engaged in any "prohibited transaction" (as such term is defined in Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or in Section 406 of ERISA) which would result in a material penalty, and (iii) has met the minimum funding standards of Section 412 of the Code, if applicable. Each of the Plans which is an employee pension benefit plan (as defined in Section 3(2) of ERISA) ("Pension Plan") that is intended to "qualify" under Section 401(a) of the Code, is qualified within the meaning of Section 401 (a) of the Code, except as heretofore disclosed in writing to First Commercial, and a favorable determination letter has been issued by the Internal Revenue Service with respect to each such qualified Pension Plan. No Pension Plan has been amended since issuance of the most recent determination letter by the Internal Revenue Service with respect thereto, except as disclosed in Schedule 3.01(l) to the SNB Disclosure Statement. Each Pension Plan has been administered in accordance with Section 401(a) of the Code, where applicable.

   No Reportable Event (within the meaning of Section 4043 of ERISA) has occurred with respect to any Plan which would result in material liability to SNB. Since the enactment of ERISA, SNB has not completely or partially terminated any employee pension benefit plan or withdrawn from any multiemployer pension plan. No proceeding by the Pension Benefit Guaranty Corporation has been instituted or threatened to terminate, pursuant to Subtitle C of Title IV of ERISA, any Plan. There is no suit, action or proceeding pending or threatened against or affecting or likely to have a material adverse impact on any Plan. One or more of the Plans may be covered by the Consolidated Omnibus Budget Reconciliation Act of 1986 ("COBRA"). If so, each such plan has been operated in, and is in, compliance with COBRA. All notices required to be given under COBRA have been timely and properly given in accordance with COBRA, and the rules and regulations promulgated thereunder, and no employee, former employee or "qualified beneficiary" (as defined in COBRA) has any claim or contingent claim against SNB for failure to comply with COBRA or the rules and regulations promulgated thereunder.
   Schedule 3.01(l) to the SNB Disclosure Statement lists all persons currently eligible for benefits under COBRA.

        (m)  Employee Relations.

             (i)  No employee of  SNB is a party  to a collective
   bargaining agreement. There are no pending or threatened labor disputes with any of the employees of SNB. Schedule 3.01(m) to the SNB Disclosure Statement discloses the names of all personnel employed by SNB whose total annual compensation (including bonuses and the like) from SNB exceeds Twenty-Five Thousand Dollars ($25,000) and the total annual compensation of each. SNB has no knowledge of any facts that would indicate that any employee will not continue in his current employment, subject to normal turnover, except as disclosedin Schedule 3.01(m)to the SNBDisclosure Statement.

             (ii) SNB has not entered into or agreed to enter into any employment agreement or covenant not to compete agreement, granted or agreed to grant any increase in the wages, salaries or other compensation of any of its employees or directors, paid or agreed to pay any bonus to any of its employees, directly or indirectly paid or made a commitment to pay any severance or termination payment to any of its employees or entered into or agreed to enter into any consulting agreement or other agreement for the purchase of services, except as disclosed in Schedule 3.01(m) to the SNB Disclosure Statement.

        (n)  No  Material   Events.    Except  as   disclosed  in
   Schedule 3.01(n) to the SNB Disclosure Statement, or in the cases of clauses (i), (ii), (iii) and (iv) below, except for transactions in the ordinary course of business consistent with past practices, since December 31, 1995, SNB has not (i) incurred or become subject to, or agreed to incur or become subject to, any material obligation or liability, absolute or contingent; (ii) discharged or satisfied or agreed to discharge or satisfy any lien or encumbrance or paid any obligation or liability, absolute or contingent; (iii) canceled or agreed to cancel any material debts or claims or waived any material right; (iv) made or permitted or agreed to make or permit any material amendment or termination of any material contract, lease, arrangement, license or other instrument to which it is a party; (v) made any material change in its method of accounting; (vi) made any material capital expenditures or entered into commitments therefor; (vii) made or agreed to make any loan or loans to any one person that would cause such person to have outstanding loans from SNB exceeding in the aggregate One Hundred Thousand Dollars ($100,000) (The term "person," for purposes of this clause, shall include, in addition to an individual, the persons specified in Rule 144(a)(2) under the Securities Act of 1933.); (viii) purchased or sold or agreed to purchase or sell any tax-exempt bonds; (ix) made, renewed or extended or agreed to make, renew or extend any nonadjustable rate loans with maturities exceeding sixty (60) months; (x) repossessed or purchased in a foreclosure action any personal or real property in an amount exceeding $25,000;
   (xi) charged any loan to the reserve for loan and lease losses or established any special allocation thereto; (xii) sold or transferred or agreed to sell or transfer any loans or other real estate owned; (xiii) mortgaged or pledged any of its material assets, tangible or intangible, or permitted any of its material assets, tangible or intangible, to become subjected to any lien, charge or other encumbrance (other than liens for real estate taxes not yet due and payable and mechanics', materialmen's and similar liens imposed by statute that are being contested in good faith); (xiv) sold, assigned or transferred any material asset or property of any nature whatsoever, whether real, personal or mixed, tangible or intangible; or (xv) made any material change in its business or operations or entered into any other material transaction.

        (o) Liabilities. The liabilities on the SNB Balance Sheet consist solely of obligations and liabilities incurred by SNB in the ordinary and regular course of its business. As of December 31, 1995, SNB had no material and adverse liabilities or obligations of any nature whatsoever, including, without limitation, fixed or contingent, accrued, absolute, matured or unmatured, or any "loss contingencies" considered "probable" or "reasonably estimable" within the meaning of the Financial Accounting Standards Board's SFAS No. 5, which were not recorded on the SNB Balance Sheet. SNB is not obligated to make any material investment, directly or indirectly, in any person, corporation, association, partnership, joint venture, trust or other entity, except for investments in investment securities and other evidences of indebtedness made in the ordinary course of business consistent with past practices.

        (p) Marketability of Securities. Except for pledges to secure public and trust deposits and repurchase agreements, which are disclosed in Schedule 3.01(p) to the SNB Disclosure Statement, none of the investments reflected in the SNB Balance Sheet under the heading "Investment Securities" and none of the investments made since such date is subject to any "investment" or other restriction, whether contractual or statutory, which materially impairs the ability of the holder thereof to freely dispose of such investment in the open market at any time.

        (q) Interested Party Transactions. Except as set forth in Schedule 3.01(q) to the SNB Disclosure Statement, SNB is not a party to, and none of its property is bound or affected by, nor does SNB receive benefits under, any written or oral or express or implied contract or other arrangement in which a material interest is held by an officer or director of SNB or any "associate" of any such officer or director, as that term is defined in Rule 14a-1 under the Securities Exchange Act of 1934, as amended, which is not on substantially the same terms (including, without limitation, in the case of lending transactions, interest rates, maturity schedule and collateral) as those prevailing at the time for comparable transactions with unrelated parties or which involves more than normal risk of collectibility or which involves other unfavorable features. Schedule 3.01(q) to the SNB Disclosure Statement contains (i) a list of all amounts paid or to be paid by SNB to, or received or to be received by SNB from, any officer or director of SNB or any "associate" of any such officer or director during the current and the last fiscal year for products or services, not including employee services, and (ii) a description of all loans from SNB to any of such persons outstanding at any time after January 1, 1991.

        (r) Material Contracts. Schedule 3.01(r) to the SNB Disclosure Statement contains a list of all written, and a brief description of all oral, material contracts, agreements, leases, commitments, licenses, instruments or obligations not listed in another exhibit hereto to which SNB is a party or by which any of its assets is bound. SNB is not a party to, and none of its property is bound or affected by, and SNB does not receive benefits under, any written or oral or express or implied contract or other arrangement which is not in the ordinary course of business consistent with its past practices, except as has been disclosed in
   Schedule 3.01(r) to the SNB Disclosure Statement. SNB has, in all material respects, performed all of the obligations required to be performed by it to date and it is not in default in any material respect under any material contract, lease, insurance policy, commitment or arrangement to which it is a party or by which it or its property may be bound or affected or under which it or its property receives benefits, and there has not occurred any event which with the lapse of time or giving of notice or both would constitute such a default. All such contracts, leases, insurance policies and other instruments are in full force and effect, are binding obligations of the respective parties thereto in accordance with their terms, except that the enforceability of such obligations may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws from time to time in effect that affect creditors' rights generally and by legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies which are available only in the discretion of the court, and there are no defenses, offsets or counterclaims thereto which may be made by any party thereto other than SNB, and SNB has not waived any substantial rights thereunder. SNB is not a party to or otherwise bound by any contract, agreement, plan, lease, license, commitment or undertaking which is materially adverse, materially onerous, or materially harmful to any material aspect of the business or prospects of SNB.

        (s) Environmental Matters. To the best of SNB's knowledge, except as disclosed in Schedule 3.01(s) to the SNB Disclosure Statement, none of the properties owned by SNB contains hazardous materials, waste or substances that cannot be easily removed and cleaned up, and, in the case of asbestos, completely abated. For purposes of this provision, a hazardous material, waste or substance is deemed easily removed and cleaned up, and, in the case of asbestos, completely  abated, if  the cost  of  such removal,  clean-up, remediation, restoration of natural resources, or abatement does not exceed Fifty Thousand Dollars ($50,000) in the aggregate and if such removal, clean-up, remediation, restoration of natural resources, or abatement does not materially interfere with the day-to-day operations of SNB. Except as disclosed in Schedule 3.01(s) to the SNB Disclosure Statement, SNB has no knowledge that any of the outstanding loans of SNB are secured by properties that contain hazardous materials, wastes, or substances that cannot be removed and cleaned up, and, in the case of asbestos, completely abated, at an expense not exceeding ten percent (10%) of the fair market value of such properties. As used herein, "hazardous substance" or "hazardous material" means substances subject to reporting under Title III of the Superfund Amendments and Reauthorization Act of 1986, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, or the Resource Conservation and Recovery Act, as amended; petroleum; petroleum products; substances regulated by the Toxic Substance Control Act, as amended; substances regulated by the Federal Insecticide, Fungicide, and
   Rodenticide Act, as amended; or any hazardous, toxic, or dangerous waste, substance, or material defined as such in the above-referenced Acts, or any federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability standards of conduct concerning any hazardous, toxic or dangerous waste, substance, or material as now or at any time hereafter in effect. To SNB's knowledge, it has not loaned money against the securities or assets of any company or other association that it knows has failed to obtain all permits, licenses, approvals, and other authorizations that are required under federal, state and local laws and regulations relating to emissions, discharges, wetlands, releases, or threatened releases of pollutants, contaminants or hazardous or toxic materials or waste into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, release, discharge, emission, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or waste. To SNB's knowledge, it has not loaned money against the securities or assets of any company or other association, and it has not at any time owned property, that is presently or that SNB has knowledge may in the future potentially be subject to any claim, action, suit, proceeding, hearing, investigation, injunction, notice of violation, consent administrative order, or penalty arising out of or relating to the manufacture, presence, processing, distribution, use, treatment, release, discharge, emission, storage, disposal, transport or handling of any pollutant, contaminant, or hazardous or toxic material or waste.

        (t) Property Sites Owned by SNB. Set forth on Schedule 3.01(t) is a complete and accurate list of locations (identified by address, owner/operator, type of facilities located on the property, and period of time owned, leased or used by SNB) of all real estate that SNB presently owns or leases.

        (u) Representations Not Misleading. No representation or warranty by SNB in this Agreement or in any exhibit attached hereto or in the SNB Disclosure Statement, nor any statement or disclosure furnished to First Commercial by or on behalf of SNB under and pursuant to this Agreement, knowingly contains or will knowingly contain any untrue statement of a material fact or knowingly omits or will knowingly omit to state a material fact necessary to make the statements contained herein or therein not misleading.

        (v) Regulatory Approval. SNB has no knowledge of information that would cause it to believe that the approvals from regulatory authorities, including but not limited to the Securities and Exchange Commission, necessary to consummate the transactions contemplated hereby cannot or will not be obtained in the ordinary course.

        Section 3.02. Representations and Warranties of First Commercial. No representations or warranties are made by any director, officer, employee or shareholder of First Commercial as an individual. First Commercial represents and warrants to SNB, for itself and on behalf of Stone Fort, the following, each of which representations and warranties shall be mutual and continuing and shall be true as of the date of this Agreement and on the Closing Date:

        (a) Organization and Capitalization of First Commercial. First Commercial has delivered to SNB complete and correct copies of the Second Amended and Restated Articles of Incorporation, as amended, and Bylaws of First Commercial as in effect on the date of such delivery. First Commercial is an Arkansas corporation duly organized and validly existing and in good standing under the laws of Arkansas, with full corporate power and authority to carry on its business as and where conducted and to own and lease its properties and assets in the places where such properties and assets are now or will be owned or leased. As of the date of this Agreement, the authorized capital stock of First Commercial consists of 50,000,000 shares of First Commercial Common Stock, of which 27,343,953 shares are outstanding, and 400,000 shares of preferred stock, each $1.00 par value, of which no shares are outstanding. All shares of First Commercial Common Stock to be issued to the stockholders pursuant to this Agreement will be registered under the Securities Act of 1933 and will be validly authorized, duly issued, fully paid and nonassessable shares of First Commercial Common Stock, and such shares have not been, or will not be, issued in violation of any preemptive rights of stockholders. Except as described in the financial information provided to SNB by First Commercial, First Commercial does not have outstanding any subscriptions, options or other arrangements or commitments obligating First Commercial to issue or dispose of, and it is not obligated to issue, any shares of First Commercial Common Stock or other securities. Since May 21, 1996, no dividends have been declared or paid on any equity securities of First Commercial, nor has First Commercial purchased or redeemed any of its equity securities, except, in both instances, as disclosed in the First Commercial Financial Statements (as hereinafter defined) or in writing to SNB.

        (b) Organization of Stone Fort. First Commercial has delivered to SNB complete and correct copies of the Articles of Association and Bylaws of Stone Fort, as in effect on the date of such delivery. Stone Fort is a national banking association duly organized and validly existing and in good standing under the laws of the United States of America, with full corporate power and authority to carry on its business as and where conducted and to own or lease properties and assets in the places where such properties or assets are now owned or leased.
        (c) Authority for Transaction. The Boards of Directors of First Commercial and Stone Fort have, or will have prior to consummation of the transactions contemplated hereby, approved this Agreement and the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of First Commercial and Stone Fort enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws from time to time in effect which affect creditors' rights generally and by legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies which are available only in the discretion of the court. First Commercial and Stone Fort have full corporate power and authority and legal right to execute and deliver this Agreement and, upon approval thereof by the necessary regulatory authorities, to consummate the transactions contemplated hereby. First Commercial agrees that it will vote the stock of Stone Fort in favor of this Agreement and the transactions contemplated hereby.

        (d)  Agreements Do Not Violate Other Instruments.
   Subject to obtaining any required consents and approvals (which consents and approvals have been disclosed in writing to SNB and which will be obtained by First Commercial and Stone Fort prior to Closing) the execution and delivery of this Agreement by First Commercial does not, and the consummation of the transactions contemplated by this Agreement will not, (i) violate any provision of the Second Amended and Restated Articles of Incorporation, as amended, or Bylaws of First Commercial or the Articles of Association or Bylaws of Stone Fort, (ii) violate any provision of, or result in any breach or termination of, or constitute a default under, or constitute an event which with notice or lapse of time, or both, would become a default under, any material lease, indenture or other agreement (written or oral) or other instrument to which First Commercial or Stone Fort is a party or by which First Commercial or Stone Fort may be bound or affected, (iii) violate any material law, rule, regulation, order, writ, injunction or decree or administrative memorandum, agreement or letter to which First Commercial or Stone Fort is a party or by which First Commercial or Stone Fort may be bound or affected, or (iv) result in the material loss or material adverse modification of any material license, franchise, permit or other authorization granted to or held by First Commercial or Stone Fort.

        (e) Representations Not Misleading. No representation or warranty by First Commercial in or required by this Agreement, nor any statement, exhibit or disclosure furnished to SNB by or on behalf of First Commercial under and pursuant to this Agreement, knowingly contains or will knowingly contain any untrue statement of a material fact or knowingly omits or will knowingly omit to state a material fact necessary to make the statements contained herein or therein not misleading.

        (f) Financial Statements. First Commercial has delivered to SNB the following financial statements: the consolidated balance sheets of First Commercial as of December 31, 1995 and 1994, together with the consolidated statements of income, stockholders' equity and cash flow of First Commercial for the periods then ended, accompanied by the notes thereto, and an unqualified audit report of Ernst & Young LLP for such years (the "First Commercial Financial
   Statements"). First Commercial has also made available to SNB copies of all periodic reports and proxy statements filed by First Commercial with the Securities and Exchange Commission since January 1, 1994, and copies of all of the periodic public reports filed by the banking subsidiaries of First Commercial (the "First Commercial Banks") with the Arkansas State Bank Department, the Office of the Comptroller of the Currency or the Federal Deposit Insurance Corporation since January 1, 1995. The First Commercial Financial Statements are complete and correct and have been prepared from the books and records of First Commercial and the First Commercial Banks, which accurately and fairly reflect the transactions and dispositions of assets of First Commercial and the First Commercial Banks and fairly present the financial condition, results of operations and changes in capital accounts and undivided profits of First Commercial and the First Commercial Banks at their respective dates and for the periods to which they relate except as may be disclosed in writing to SNB. The First Commercial Financial Statements were prepared in accordance with generally accepted accounting principles and general practices within the banking industry consistently applied. There are no material obligations or liabilities of First Commercial or the First Commercial Banks, whether absolute, accrued or contingent (including, without limitation, unfunded obligations under employee benefit plans or arrangements or liabilities for federal, state, local or foreign taxes or assessments) which, in accordance with generally accepted accounting principles, were required to be reflected or disclosed in the First Commercial Financial Statements and which are not so reflected or disclosed therein, except as disclosed in writing to SNB. The allowances for loan losses of the First Commercial Banks, as reflected in the First Commercial Financial Statements, are adequate as determined by generally accepted accounting principles.

        (g)  Litigation   and   Regulatory   Matters.       First
   Commercial and the First Commercial Banks have disclosed in writing to SNB all material actions, suits, proceedings and investigations pending or, to the knowledge of First Commercial or any First Commercial Bank, threatened against or affecting First

   Commercial or any First Commercial Bank or any property or rights of First Commercial or any First Commercial Bank, or their respective officers or directors (in their capacity as such) at law or in equity, or before or by any court or other governmental instrumentality. Except to the extent so disclosed to SNB, none of such actions, suits, proceedings or investigations, in the opinion of First Commercial and the First Commercial Banks, either (i) involves a claim for an amount exceeding the amount recoverable by First Commercial or any First Commercial Bank under any applicable insurance policies, subject to the deductible amounts under such policies, (ii) resulted or will result, if adversely determined, in any material adverse change in the business, operations, prospects or assets or the condition, financial or otherwise, of First Commercial or any First Commercial Bank or (iii) would prevent First Commercial, as the sole shareholder of Stone Fort, from approving and consummating the transactions contemplated herein. Except as so disclosed to SNB, neither First Commercial nor any First Commercial Bank is subject to any continuing court or administrative order, writ, injunction or decree, applicable specifically to it or to its business, property or employees, and neither First Commercial nor any First Commercial Bank is in default with respect to any order, writ, injunction or decree of any court or other governmental instrumentality.

        (h) Compliance. To the best of their knowledge, First Commercial and the First Commercial Banks have complied in all material respects with, and they are not in default in any material respect under, any law, ordinance, requirement, rule, regulation or order applicable to their businesses or to the assets owned, used or occupied by them, and First Commercial and the First Commercial Banks possess all licenses, franchises, permits and governmental authorizations necessary to conduct their respective businesses in the manner in which and in the jurisdictions and places where such businesses are now conducted.

        (i) No Material Events. Except as reflected in the First Commercial Financial Statements or as may be disclosed in writing to SNB and except for transactions in the ordinary course of business consistent with past practices of First Commercial, since December 31, 1995, First Commercial has not experienced any material adverse changes in the condition (financial or otherwise) of its properties, assets, liabilities, business, operations or prospects.

        (j) Taxes. First Commercial and the First Commercial Banks have timely filed returns for all federal, state and local taxes of First Commercial and the First Commercial Banks to the extent such filings and payments were required prior to the date of this Agreement, and such returns are true and correct in all material respects. Neither First Commercial nor the First Commercial Banks has had any tax deficiencies proposed or assessed against them and neither First Commercial nor the First Commercial Banks has executed any waiver of or extended the statute of limitations on the audit of any tax return or the assessment or collection of any tax. All taxes and governmental charges levied or assessed against the property or the business of First Commercial or the First Commercial Banks have been paid in full, other than taxes or charges the payment of which is not yet due or which, if due, is not yet delinquent or is being contested in good faith or has not been finally determined. Except as indicated in writing to SNB, the amount to be set up as accruals for taxes on the
   December 31, 1995, balance sheet for First Commercial is sufficient in all material respects for the payment of all unpaid taxes and governmental charges of all kinds, applicable to the property or business of First Commercial and the First Commercial Banks for the period ended on December 31, 1995, and all periods prior thereto.

        (k) Insurance. During each of the past three calendar years First Commercial and its properties have been insured for customary risks, all with limits, deductibles, and exclusions as are customary in the banking industry. Such insurance protection continues in effect, and First Commercial is not aware of any facts or events relating to its operations or financial condition which reasonably can be expected to increase materially the premiums or reduce the coverage under any of such policies, except as has been indicated in writing to SNB.

        (l) ERISA Plans. No ERISA Plans of First Commercial, nor any trustee, administrator or fiduciary thereof, has engaged in a "prohibited transaction," as such term is defined in Section 4974 of the Code or Title I of ERISA, which could subject the ERISA Plans, or any of them, or any trustee, administrator, or fiduciary thereof, or any party dealing with the ERISA Plans, or any such trust, to any material tax or penalty on prohibited transactions imposed by
   Section 4975 of the Code or liability under Title I of ERISA. The execution and delivery of this Agreement and consummation of the transactions contemplated herein will not involve any transaction prohibited by ERISA or by Section 4975 of the Code. None of the ERISA Plans of First Commercial has been terminated nor have any proceedings to terminate such plans been instituted, nor have there been any "reportable events," as that term is defined in Section 4043 of ERISA, since the effective date of ERISA that have not already been reported by the filing of appropriate Form 5500 in accordance with ERISA requirements.

        (m)   Employee Relations.   Neither First  Commercial nor
   the First  Commercial Banks has  agreements with any  labor or
   other  organization  representing  employees   for  collective
   bargaining or other labor relations purposes.

        (n) Properties and Other Assets. First Commercial and the First Commercial Banks have good and marketable fee simple title to, or, as the case may be, valid and enforceable leasehold interest in, all their respective properties, interests in properties and other assets, real and personal, (i) reflected on the First Commercial Financial Statements or (ii) acquired since the date thereof, except to the extent such properties and assets are or were thereafter disposed of for fair value in the ordinary course of business. All such properties and assets are free and clear of all liens, charges and encumbrances, except (X) those set forth or reflected in the First Commercial Financial Statements, (Y) liens for taxes not yet due and payable or being contested in good faith and (Z) defects in title and liens, charges and encumbrances, if any, as do not materially detract from the value, or materially interfere with the present or proposed use, of the property or assets subject thereto or affected thereby or as do not otherwise materially impair business operations of either First Commercial or the First Commercial Banks.

        (o) Environmental Matters. To the best of its knowledge and except as identified in writing to SNB, neither First Commercial nor any of its subsidiaries has any present or past environmental condition under which First Commercial has or may become materially liable to any person or by reason of which any First Commercial assets may be subjected to any material lien, or by reason of which First Commercial may materially violate any environmental law or order.

        (p) Regulatory Approval. Neither First Commercial nor Stone Fort has knowledge of information that would cause it to believe that the approvals from regulatory authorities, including but not limited to the Securities and Exchange Commission, necessary to consummate the transactions contemplated hereby cannot or will not be obtained in the ordinary course.

        (q) Availability of First Commercial Stock. First Commercial has available a sufficient number of authorized and unissued shares of First Commercial Stock to pay the Merger Consideration, and First Commercial will not take any action during the term of this Agreement that will cause it not to have a sufficient number of authorized and unissued shares of First Commercial Stock to pay the Merger Consideration.

                               ARTICLE IV
                               COVENANTS

        Section 4.01. Covenants of SNB. SNB hereby covenants and agrees that between the date hereof and the Effective
   Date:

        (a) Approval of Transaction and Consents. SNB will submit this Agreement and the transactions contemplated hereby to its shareholders for their approval, and SNB will recommend approval of this Agreement and such transactions, with shareholder approval to be evidenced by written consent or by the vote of the requisite number of its shareholders at a meeting thereof to be duly called, properly noticed and held as soon as practicable. SNB shall use its best efforts to obtain all licenses, approvals and consents of any federal, state or other regulatory agency having jurisdiction and of any other party to the extent that such licenses, approvals or consents are required of SNB to effect the Merger and the transactions contemplated hereby, or are required pursuant to Section 3.01(j) hereof.

        (b) Access to Corporate Records. To the extent permitted by law, until the Closing Date, SNB will upon reasonable notice afford to First Commercial and its employees, agents and representatives, including its accountants, Ernst & Young LLP, reasonable access during normal business hours to all of the offices, property, documents, contracts, books and records of SNB and such additional information with respect to the business affairs and properties of SNB as First Commercial from time to time may reasonably request. SNB will make their stock transfer records available to the extent necessary to effectuate the intent of this Agreement. Upon the request of First Commercial, SNB will, to the extent available, furnish abstracts of title or title insurance policies to real property owned (other than other real estate owned) or leased by SNB, current as of a date at or after the acquisition of ownership or possession thereof, as applicable, and copies of any unrecorded leases to which either is a party.

        (c) Monthly Financial Statements. SNB shall promptly provide First Commercial with copies of all the monthly financial statements for SNB ("Monthly Financial Statements") for each of the monthly periods ending between the date of this Agreement and the Closing Date. The Monthly Financial Statements shall be accompanied by a certificate of the President or Chief Financial Officer of SNB to the effect that the Monthly Financial Statements fairly reflect in all material respects the transactions and dispositions of assets of SNB and the financial condition and results of operations of SNB at the dates and for the periods to which they relate, subject to normal year-end audit adjustments. In addition, the Monthly Financial Statements shall be prepared in accordance with generally accepted accounting principles and general practices within the banking industry consistently applied, except as otherwise set forth in the President's or Chief Financial Officer's certificates. SNB shall also promptly provide to First Commercial copies of all reports and correspondence filed by SNB during such period with banking regulators and agencies or received by SNB from same to the extent permitted by law.

        (d) Closing Financial Statements. At the Closing, SNB shall deliver to First Commercial a balance sheet and statement of income of SNB dated as of the last day of the month immediately preceding the month in which the Closing occurs (the "Closing Financial Statements"), which shall be certified by the President or Chief Financial Officer of SNB as being true and correct in all material respects and as fairly reflecting in all material respects the financial condition and results of operations of SNB at the date and for the period to which they relate, except as specifically disclosed in the President's or Chief Financial Officer's certificates.

        (e)  Conduct of Business.      SNB   shall  conduct   its
   business in the ordinary course so as to maintain its properties and business and to preserve its business organization and the goodwill of its employees, depositors, customers and others having dealings with it and to maintain its books and records in the usual, ordinary and normal course. Without the prior written consent of First Commercial, SNB shall not (i) declare or distribute any cash or stock dividend (except in the ordinary course of business and in keeping with prior practices), authorize a stock split, or authorize, issue or make any distribution of its capital stock or any security convertible into or exercisable for SNB Stock or pledge or otherwise encumber any of its capital stock or any security convertible into or exercisable for SNB Stock; (ii) open or acquire any new branch office;
   (iii) make any direct or indirect redemption, purchase or other acquisition of any of its capital stock; (iv) except in the ordinary course of its business, incur any liability or obligation, make any commitment or disbursement, acquire or dispose of any property or asset, make any contract or agreement, subject any of its properties or assets to any lien, claim, charge, option or encumbrance or engage in any transaction; (v) except in the ordinary course of its business, increase or decrease the rate of compensation of any director or employee or enter into any agreement to increase or decrease the rate of compensation of any director or employee; (vi) create or modify any pension or profit sharing plan, bonus, deferred compensation, death benefit, or retirement plan, or the level of benefits under any such plan or increase or decrease any severance or termination pay benefit or any other fringe benefit; (vii) amend its articles of association or bylaws except as may be necessary to carry out this Agreement or as required by law; or (viii) directly or indirectly encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any corporation,  partnership, person  or  other entity  or  group
   (other than First Commercial or an affiliate of First Commercial) concerning any merger, sale of assets, sale of shares of capital stock or similar transaction involving SNB (an "Acquisition"). SNB represents that as of the date hereof it has ceased all prior activities, and it has no present intention to engage in activities, of the type contemplated by clause (viii) with respect to an Acquisition (other than with First Commercial or an affiliate of First Commercial). SNB shall advise First Commercial in writing of
   (X) the institution of any litigation or proceedings of any kind whatsoever against SNB, (Y) the happening of any event which would have a material adverse effect on the financial condition, business, prospects or affairs of SNB, and (Z) the occurrence of any event that would cause any of the representations or warranties set forth in Section 3.01 hereof to be inaccurate if made as of a date subsequent to such activity or transaction. Without the prior written consent of First Commercial, SNB shall not engage in any activity or enter into any transaction that would cause any of the representations or warranties set forth in Section 3.01(n)(v), (vi), (xiii), (xiv), (xv), (xvi) or (xvii) hereof to be inaccurate if made as of a date subsequent to such activity or transaction and SNB shall conduct its business in such a manner as to maintain the accuracy thereof. SNB will not do anything or fail to do anything that would cause a breach of or default in any other contract, agreement, commitment or obligation to which SNB is a party or by which it may be bound.

        (f) Cooperation and Furnishing Information. SNB agrees to cooperate with First Commercial in furnishing such information concerning the business and affairs of SNB as is reasonably necessary or requested by First Commercial in order to prepare and file any application for regulatory or government approvals required for consummation of the transactions contemplated by this Agreement. All such information shall be true and correct in all material respects and shall not omit any material fact necessary to make such information not misleading.

        (g) Related Party Transactions. Without the prior written consent of First Commercial, SNB shall not enter into any transaction, other than those in the ordinary course of business, with any of its officers, directors or any of such person's associates, or with any five percent (5%) or more shareholder of SNB or any of such person's associates, or with any business of which an officer or director of SNB is an officer, director, employee or ten percent (10%) or more equity owner.

        (h) Notice of Changes. Until the Closing Date, SNB shall give First Commercial prompt written notice of (i) the occurrence of any event or the failure of any event to occur that results in a breach by SNB of any representation or warranty contained herein or a failure by SNB to comply with any covenant, condition or agreement contained herein, or
   (ii) any change to, or any inaccuracies in, any information or data previously given or made available to First Commercial pursuant to this Agreement.

        (i)  Limit on  SNB's Attorneys'  Fees.   SNB agrees  that
   any fees and expenses it will pay to attorneys in connection with this Agreement and the transactions contemplated herein shall not exceed $50,000.00.

        (j) Completion and Delivery of SNB Disclosure Statement. SNB shall have completed and delivered to First Commercial the SNB Disclosure Statement on or before the date of execution of this Agreement. The information contained in the SNB Disclosure Statement delivered pursuant to this Agreement shall constitute representations and warranties of SNB pursuant to Section 3.01 of this Agreement, which shall be continuing and shall be true as of the date of this
   Agreement and on the Closing Date. Pursuant to Section 4.01(h), SNB shall give First Commercial prompt written notice of any inaccuracies in any information or data set forth in the SNB Disclosure Statement or of the occurrence of any event or the failure of any event to occur which results in any change in the information and data set forth in the SNB Disclosure Statement. Any such inaccuracy or change in the information or data set forth in the SNB Disclosure
   Statement  shall  constitute  a  failure   of  the  conditions
   precedent set forth in Section 5.01(b) of this Agreement, unless waived by First Commercial.

        (k) Fairness Opinion. SNB shall engage or has engaged Alex Sheshunoff & Co. Investment Banking to render, within thirty (30) days, an opinion as to the fairness of the terms of the Merger to the Shareholders of SNB from a financial point of view. The cost of such fairness opinion shall not, in any event, exceed $20,000.

        Section 4.02.  Covenants  of  First  Commercial.    First
   Commercial, on behalf of itself and Stone Fort, hereby covenants and agrees that between the date hereof and the Closing Date:

        (a) Consents and Approvals. First Commercial and Stone Fort agree to cooperate with SNB in furnishing such information concerning the business and affairs of First Commercial and Stone Fort and their directors and officers as is reasonably necessary or requested in order to prepare and file such applications for approvals required to be obtained by SNB in connection with carrying out the transactions contemplated by this Agreement. First Commercial will use its best efforts to obtain all licenses, approvals and consents of any federal, state or other regulatory agency having jurisdiction and of any other party to the extent that such licenses, approvals or consents are required to effect the transactions contemplated hereby, or are required pursuant to Section 3.02(d) hereof. All such information shall be true and correct in all material respects and shall not omit any material fact necessary to make such information not misleading.

        (b) Quarterly Reports; Current Reports. First Commercial shall promptly provide SNB with copies of all Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed by First Commercial with the Securities and Exchange Commission between the date of this Agreement and the Closing Date.

        (c) Conduct of Business. First Commercial will, and will cause Stone Fort to, conduct its business so as to maintain its corporate existence in good standing, preserve its business organization and the goodwill of its employees, depositors, customers and others having dealings with it and comply with all material obligations and duties imposed on it by all laws, governmental regulations, rules and ordinances, and judicial orders, judgments and decrees applicable to it, its business or properties. First Commercial will, and will cause Stone Fort to, maintain its books and records in the usual, ordinary and normal course. First Commercial will promptly advise SNB in writing of (i) the institution of any material litigation against First Commercial or its subsidiaries and (ii) the happening of any event that would have a material adverse effect on the financial condition, business or affairs of First Commercial.

        (d) Notice of Changes. Until the Closing Date, First Commercial will give SNB prompt written notice of (i) the occurrence of any event or the failure of any event to occur that results in a breach of any representation or warranty by First Commercial or a failure by First Commercial to comply with any covenant, condition or agreement contained herein, or (ii) any other changes to, or any inaccuracies in, any data previously given or made available to SNB pursuant to this Agreement.

        (e) Registration of the First Commercial Stock. First Commercial shall file a registration statement on Form S-4 with the Securities and Exchange Commission under the Securities Act of 1933 covering the shares of First Commercial Stock to be issued to SNB shareholders in the Merger. None of the shares of First Commercial Stock to be issued pursuant to this Agreement will be subject to any lien, charge, encumbrance, claim, rights of others, mortgage, pledge, or security interest, and none will be subject to any agreements or understandings among any persons with respect to the voting or transfer of such shares of First Commercial Stock except as contemplated hereby.

        (f) Filings for Regulatory Approval. As soon as reasonably practicable, First Commercial shall file all notices and applications with the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, and the Federal Deposit Insurance Corporation which First Commercial deems necessary or appropriate to complete the transactions contemplated herein, including the Merger of SNB and Stone Fort. First Commercial will deliver to SNB, and SNB will deliver to First Commercial, copies of all non-confidential portions of any such applications.

                              ARTICLE V
                         CONDITIONS PRECEDENT

        Section 5.01.  Conditions  Precedent  to   Obligation  of
   First Commercial. The obligation of First Commercial to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, all or any of which may be waived, in whole or in part, by First Commercial, in its sole and absolute discretion:

        (a) Performance of Covenants. Each of the acts and undertakings of SNB to be performed on or before the Closing Date shall have been performed in all material respects and the President of SNB shall have executed and delivered to First Commercial a certificate, dated as of the Closing Date, to the effect that the foregoing condition has been fulfilled.

        (b)  Representations True at Closing.                 The
   representations and warranties made by SNB herein shall be true and correct in all material respects on the Closing Date hereunder with the same force and effect as though such representations and warranties had been made on and as of such time (except that such representations and warranties may be untrue or incorrect as a result of actions or transactions contemplated or permitted by this Agreement or actions or transactions of SNB made with the written consent of First Commercial), and the President of SNB shall have executed and delivered to First Commercial a certificate, dated as of the Closing Date, to the effect that the foregoing condition has been fulfilled.

        (c) Changes in Financial Condition. Since December 31, 1995, there shall not have occurred any material adverse change in the assets, financial condition, operations, business or prospects of SNB, taken as a whole, regardless of the cause.

        (d)  Certified Resolutions.   SNB shall furnish to  First
   Commercial  certified copies  of resolutions  duly  adopted by
   the  Board   of  Directors   and  the   shareholders  of   SNB
   authorizing the Merger.

        (e) Government Approvals; Other Consents. First Commercial shall have received in form and substance satisfactory to First Commercial and its counsel all necessary federal and state governmental and regulatory approvals for the transactions contemplated by this Agreement (including, but not limited to, the Office of the Comptroller of the Currency and the Texas Department of Banking, if required), and SNB shall have received any and all consents required pursuant to Section 3.01(j) hereof.

        (f) No Injunction. No proceeding shall have been instituted or threatened before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of, this Agreement or the consummation of the transactions contemplated hereby, which, in the reasonable judgment of First Commercial, would make it inadvisable to consummate such transactions.

        (g) Litigation. On the Closing Date, there shall not be pending or threatened against SNB or its officers or directors in their capacity as such, any suit, action or proceeding which, if successful, would have a material adverse effect on the financial condition, operations, business or prospects of SNB.

        (h) No Misstatements or Omissions. First Commercial shall not have discovered in any of the information provided by SNB that is contained in any application or report to any governmental agency or authority relating to the transactions contemplated by this Agreement any untrue statement of a material fact or any omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (i) Opinion of SNB's Counsel. An opinion of Counsel for SNB, dated the Closing Date, in substantially the form attached hereto as Exhibit A, shall have been delivered to First Commercial. In rendering the opinions contained therein, such counsel may rely as to factual matters upon certificates of one or more officers of SNB and of public officials and, as to litigation in which such counsel is not counsel, on opinions of counsel handling such litigation, copies of which opinions shall be delivered to First Commercial.

        (j)  Financial  Confirmation.   The  President  or  Chief
   Financial Officer of SNB shall have furnished to First Commercial a certificate, dated the Closing Date, in form and substance satisfactory to First Commercial, to the effect that nothing has come to his attention that would indicate that (a) during the period from December 31, 1995, to the Closing Date there was any change in the capitalization of SNB, other than as described in or contemplated by this Agreement, (b) any material adjustments need to be made to the financial statements for the period ending at the end of the most recent month prior to the Closing Date in order for them to be in conformity with generally accepted accounting principles applied on a consistent basis with that of prior periods, or (c) since December 31, 1995, there has occurred or there is threatened to occur a matter that would have a material adverse effect on the business, financial condition, operations, results of operations or prospects of SNB.

        (k) Audit of SNB Financial Statements. First Commercial shall have the right to conduct, at its sole expense, an audit of the SNB Financial Statements to the extent First Commercial shall deem necessary (the "SNB Audit"). The SNB Audit shall not have indicated any matter that may have a material adverse effect on the business, financial condition, operations, results of operations or prospects of SNB or that may materially impair the contemplated benefits to First Commercial of the transactions contemplated by this Agreement.

        (l) Title Opinion. First Commercial, at its cost, shall have received in form and substance satisfactory to its counsel an attorney's opinion and/or title policy or policies issued by a title insurance company acceptable to First Commercial relating to all of the real property, except for other real estate owned or leased by SNB or any SNB subsidiary.

        (m) Pooling of Interests Opinion. Ernst & Young LLP, certified public accountants, shall have delivered to First Commercial, dated the Closing Date and satisfactory in form and substance to First Commercial and its counsel, an opinion to the effect that the transactions contemplated by this Agreement shall be recorded on the books and records of First Commercial and shall be reported in the financial statements of First Commercial by the pooling of interest method of accounting under generally accepted accounting principles, as defined in APB Opinion No. 16, together with such additional letters of assurance regarding the financial condition of SNB as First Commercial shall reasonably request. First Commercial, predicated on the terms of this Agreement, has no reason to believe that such transactions will not be recorded by the pooling-of-interests method of accounting.

        (n)  Delivery of Continuity of Interest Letters.

             (i) Each shareholder of SNB who is an executive officer, director, or beneficial owner of ten percent (10%) or more of SNB Stock shall have delivered to First Commercial a letter representing and warranting that he will not sell, transfer or in any way reduce his risk with respect to the First Commercial Stock received in connection with the Merger until such time as First Commercial shall have published financial results covering at least thirty (30) days of post-transaction combined operations.

             (ii) Each shareholder of SNB who is the beneficial owner of five percent (5%) or more of SNB Stock shall have delivered to First Commercial a letter representing and warranting that (or, if such shareholder is delivering a letter pursuant to Section 5.01(n)(i) above, include a statement in such letter to the effect that) he has no present intent to sell, transfer or otherwise dispose of any of the First Commercial Stock to be received by him in connection with the Merger nor will he sell, transfer or otherwise dispose of more than fifty percent (50%) of such stock for a period of at least one (1) year following the Closing.

        (o) Tax Opinion. First Commercial shall have received a favorable opinion of Friday, Eldredge & Clark, its counsel, to the effect that the transactions contemplated herein will be treated for federal income tax purposes as a tax-free corporate reorganization within the meaning of Section 368(a)(1)(A) of the Code. The parties agree to utilize their reasonable best efforts to consummate the transaction described herein in a manner which will qualify as a tax-free corporate reorganization within the meaning of the foregoing provisions.

        Section 5.02. Conditions Precedent to Obligation of SNB. The obligation of SNB to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, all or any of which may be waived, in whole or in part, by SNB in its sole and absolute discretion:

        (a) Performance of Covenants. Each of the acts and undertakings of First Commercial and Stone Fort to be performed on or before the Closing Date shall have been duly performed, and an authorized officer of First Commercial and Stone Fort shall have executed and delivered to SNB a certificate, dated as of the Closing Date, to the effect that this condition has been fulfilled.

        (b)  Representations True at Closing.                 The
   representations and warranties made by First Commercial and Stone Fort pursuant to and in this Agreement shall be true and correct in all material respects on the date hereof and shall be true and correct in all material respects on the Closing Date hereunder with the same force and effect as though such representations and warranties had been made on and as of such time (except that such representations and warranties may be untrue or incorrect as a result of actions or transactions contemplated or permitted by this Agreement or actions or transactions of First Commercial made with the written consent of SNB), and an authorized officer of First Commercial and Stone Fort shall have executed and delivered to SNB a certificate, dated as of the Closing Date, to the effect that this condition has been fulfilled.

        (c) Changes in Financial Condition. Since December 31, 1995, there shall not have occurred any material adverse change in the assets, financial condition, operations, business or prospects of First Commercial and the First Commercial Banks, taken as a whole, regardless of the cause.


        (d) Certified Resolutions. First Commercial and Stone Fort shall have furnished to SNB a certified copy of resolutions duly adopted by the Boards of Directors and stockholders, if applicable, of First Commercial and Stone Fort authorizing the transactions contemplated by this Agreement.

        (e) No Injunction. No action, proceeding, regulation or legislation shall have been instituted or threatened before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of, this Agreement or the consummation of the transactions contemplated hereby, which, in the reasonable judgment of SNB, would make it inadvisable to consummate such transactions (it being understood and agreed that a written request by governmental authorities for information with respect to this Agreement or the transactions contemplated herein may not be deemed by SNB to be a threat of material litigation or proceeding, regardless of whether such request is received before or after execution of this Agreement). SNB shall have received all necessary federal and state governmental and regulatory approvals for the transaction contemplated by this Agreement.

        (f) No Misstatements or Omissions. SNB shall not have discovered in any certificate or information furnished to SNB hereunder or in any application or report to any governmental agency or authority relating to the transactions contemplated by this Agreement any untrue statement of a material fact or any omission to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and such fact shall be certified to SNB by First Commercial.

        (g) Opinion of First Commercial's Counsel. An opinion of Friday, Eldredge & Clark, counsel for First Commercial and Stone Fort, dated as of the Closing Date, in substantially the form attached hereto as Exhibit B, shall have been delivered to SNB. In rendering the opinions contained therein, such counsel may rely as to factual matters upon certificates of officers of First Commercial and its subsidiaries and of public officials and, as to litigation in which they are not counsel, on opinions of counsel handling such litigation, copies of which opinions shall be delivered to SNB.

        (h) Tax Opinion. SNB shall have received a favorable opinion of Friday, Eldredge & Clark, counsel to First Commercial, to the effect that the transactions contemplated herein will be treated for federal income tax purposes as a tax-free corporate reorganization within the meaning of
   Section 368(a)(1)(A) of the Code. The parties agree to utilize their reasonable best efforts to consummate the transaction described herein in a manner which will qualify as a tax-free corporate reorganization within the meaning of the foregoing provisions.
        (i) Securities Registration Opinion. SNB shall have received an opinion of Friday, Eldredge & Clark, counsel to First Commercial, to the effect that the shares of First Commercial Stock issued to the shareholders of SNB pursuant to this Agreement have been registered with the Securities and Exchange Commission pursuant to Section 5 of the Securities Act of 1933, as amended (the "Act"), and may be sold or transferred by the shareholders of SNB without further registration under Section 5 of the Act, except as may otherwise be provided by Rules 144 and 145 promulgated under the Act and the terms of the continuity of interest letters to be delivered by certain shareholders of SNB pursuant to Section 5.01(n) of this Agreement.

        (j) No Adverse Change in Market Price for First Commercial Stock. In the event the average of the bid and asked prices for shares of First Commercial Stock reported on the Nasdaq National Market as of the close of business on each of the twenty (20) trading days immediately preceding the Closing Date shall be less than $26.1375 per share (85% of the average of the bid and asked prices on the business day immediately preceding the date of execution of the Merger Agreement), subject to such adjustment as provided in Section
   1.06 hereof, then SNB may elect to terminate this Agreement in accordance with Section 6.01(f) hereof, unless First Commercial agrees to amend and restate this Agreement to provide in Section 1.06(a) that each share of SNB Stock shall be converted into the right to receive that number of shares equal to the result obtained by dividing (Y) the number of whole shares of First Commercial Stock having an aggregate market value closest to, but not exceeding, $6,303,600, based on the average of the bid and asked prices for shares of First Commercial Stock reported on the Nasdaq National Market as of the close of business on each of the twenty (20) days immediately preceding the date on which action is taken by SNB by (Z) the number of shares of SNB Stock outstanding on the Effective Date. If First Commercial notifies SNB in writing that First Commercial will agree to so amend and restate this Agreement, then the Board of Directors of SNB shall approve a form of amended and restated agreement incorporating changes consistent herewith and shall authorize its execution and delivery by officers of SNB.

        Section 5.03. Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver of the following conditions prior to the Effective
   Time:

        (a) the approval of the Merger by SNB's shareholders entitled to vote at the shareholders' meeting; and

        (b) a registration statement covering the First Commercial Stock to be issued in the Merger shall be effective under the Securities Act of 1933 and any applicable state securities or "blue sky" acts and no stop order suspending the effectiveness of such registration statement shall be in effect and no proceedings for such purpose, or any proceedings under the Securities and Exchange Commission (the "SEC") or applicable state securities authorities rules with respect to the transactions contemplated hereby, shall be pending before or threatened by the SEC or any applicable state securities or "blue sky" authorities.

                              ARTICLE VI
                             TERMINATION

        Section 6.01.  Procedure    for Termination.         This
   Agreement may be terminated and abandoned at any time prior to the Closing, whether before or after approval of the Merger by First Commercial or by the stockholders of SNB, upon the occurrence of any of the following by written notice from First Commercial to SNB (authorized by the Boards of Directors of First Commercial and Stone Fort), or by written notice from SNB to First Commercial and Stone Fort
   (authorized by the Board of Directors of SNB), as the case may be:

             (a) If any condition to the obligations of First Commercial set forth in Section 5.01 is not satisfied at the time or times contemplated thereby and such condition is not waived by First Commercial or if any condition to the obligations of SNB as set forth in Section 5.02 is not satisfied at the time or times contemplated thereby and such condition is not waived by SNB, it being understood that each party's right to terminate under this Section 6.01(a) shall relate only to conditions to that party's obligations;

             (b) In the event of a material breach by the other of any representation, warranty or agreement contained in this Agreement that is not cured within 20 days of the time that written notice of such breach is received by such other party from the party giving notice (except that any such notice shall not have the effect of extending the time for termination set forth in Section 6.01(c) hereof);

             (c) By either SNB or First Commercial if the Closing Date shall not have occurred, for reasons other than a breach of this Agreement by the party seeking termination, on or before December 31, 1996, or such later date agreed to in writing by the parties; or

             (d)  By First  Commercial if  there shall have  been
   any action taken, or any statute, rule or regulation proposed or enacted, by any federal, state or foreign government or governmental or administrative agency that would (i) render First Commercial unable to satisfy its obligations hereunder,
   (ii) in the sole, but reasonable, judgment of First Commercial, prohibit or delay for four months after the decision to terminate, or longer, consummation of the transactions contemplated by this Agreement, or (iii)
   materially impair the contemplated benefits to First Commercial of the transactions contemplated by this Agreement by limiting the location at which or manner in which First Commercial presently conducts its business or by requiring First Commercial, Stone Fort or SNB to undertake any material changes in personnel, organizational structure, internal controls, accounting systems, operations or policies, or otherwise.

             (e)  By   First  Commercial  if   there  shall  have
   occurred:

                  (i) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States,

                 (ii)  a  commencement   of  a  war  or  national
        calamity involving the United States, or

                (iii) a material change in the United States or any other currency exchange rates or a suspension of, or limitation on, the markets thereof;

   or, in the case of any of the foregoing existing at the time of this Agreement, a material acceleration or worsening thereof.

             (f) At the election of SNB upon the occurrence of the event described in 5.02(j), subject to the right set forth therein of First Commercial to preclude such election.

        Any party desiring to terminate this Agreement pursuant to any of the foregoing clauses shall give notice of such termination to the other party in accordance with Section
   8.02.

        Section 6.02. Termination by Mutual Agreement. This Agreement may be terminated and abandoned (whether before or after approval of the Merger by the shareholder of Stone Fort or by the stockholders of SNB) by mutual written consent of SNB and First Commercial and authorized by their respective Boards of Directors.

        Section 6.03. Effect of Termination for Non-Willful Breach. In the event of termination of this Agreement caused otherwise than by a willful breach of this Agreement by any of the parties hereto, this Agreement shall cease and terminate, the acquisition of SNB as provided herein shall not be consummated, and none of SNB, First Commercial, or Stone Fort shall have any liability to any other party under this Agreement of any nature whatever, provided, however, that the duties of the parties with respect to confidential information as set forth in Section 8.10 shall survive any such termination.

        Section 6.04. Effect of Termination for Willful Breach. If termination of this Agreement shall have been caused by willful breach of this Agreement, then, in addition to other remedies as may be available at law or equity for breach of this Agreement, the party so found to have willfully breached this Agreement shall indemnify the other parties for their respective costs, fees and expenses of their counsel, accountants and other experts and advisors, as well as fees and expenses incident to negotiation, preparation and execution of this Agreement, and all parties shall be bound by the confidentiality obligations provided in Section 8.10 of this Agreement.

        Section 6.05. Enforcement Expenses. The prevailing party in any suit or action to enforce this Agreement or to obtain any remedy which may be available as a result of a breach of any representation, warranty or covenant contained herein prior to Closing shall be entitled to recover its court costs and reasonable attorneys' fees, including costs and attorneys' fees on appeal from any such suit or action.

                             ARTICLE VII
                         BROKERS AND EXPENSES

        Section 7.01.  Brokers.    SNB  represents  and  warrants
   that no  broker or finder has acted  for it in connection with
   the  execution   and  delivery  of   this  Agreement   or  the
   transactions contemplated hereby.

        Section 7.02. Expenses. Each party hereto will pay all attorneys' and accountants' fees and all other costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except as provided in
   Article  VI hereof, and except as  limited by Section 4.01(i).


                              ARTICLE VIII
                              MISCELLANEOUS

        Section 8.01. Announcements. Neither First Commercial nor SNB will make any press release or other announcement to the public concerning the transactions contemplated by this Agreement without the prior written consent of the other party, except upon the written opinion of counsel to the effect that public disclosure is required by law.

        Section 8.02. Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or sent by first class registered or certified mail, postage prepaid, with return receipt requested, or by recognized overnight courier as follows:

        (a)  If to SNB to:

             Mr. Michael C. Haas, President
             Security National Bank
             3000 University Drive
             P.O. Box 632018
             Nacogdoches, Texas  75963-2018

             with copy to:

             Mr. Jack D. Hicks
             Zeleskey,  Cornelius,  Hallmark,   Roper  &   Hicks, L.L.P.
             1616 S. Chestnut
             P.O. Box 1728
             Lufkin, Texas  75902-1728

        (b)  If to First Commercial, to:

             First Commercial Corporation
             400 West Capitol Avenue
             Little Rock, Arkansas  72201

             Attention:  Mr. J. Lynn Wright
             with copy to:

             John Clayton Randolph
             Friday, Eldredge & Clark
             400 West Capitol Avenue, Suite 2000
             Little Rock, Arkansas 72201

   or to such other address as any person may designate in writing to the other persons at the addresses listed above, in accordance with this Section 8.02.

        Section 8.03.  Binding Effect.    All  of  the terms  and
   provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        Section 8.04.  Headings.       The   Article,    Section,
   paragraph and other headings in this Agreement are inserted solely as a matter of convenience and for reference and are not a part of this Agreement.

        Section 8.05.  Counterparts.    This  Agreement   may  be
   executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

        Section 8.06.  Integration of Agreement.             This
   Agreement, including the Exhibits hereto, constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements or communications, oral or written, between the parties hereto with respect to the subject matter hereunder.

        Section 8.07. Amendments; Waivers. Any of the terms or conditions of this Agreement may be waived, but only in writing of the party against which the enforcement of such waiver is sought, and any such terms or conditions of this Agreement may be amended or modified in whole or in part at any time by agreement in writing, executed in the same manner as this Agreement.

        Section 8.08.  Governing Law.    This Agreement  shall be
   governed by and construed under the laws of the State of Arkansas and applicable laws of the United States of America.

        Section 8.09.  Incorporation by Reference.   Any and  all
   exhibits attached hereto are incorporated herein by reference thereto as though fully set forth at the point referred to in this Agreement.

        Section 8.10. Confidentiality of Information. Until the Closing Date, or in the event of termination of this Agreement without consummation of the transactions contemplated hereby, First Commercial, Stone Fort and SNB hereby covenant and agree that each of them and their respective agents shall keep confidential any information (unless readily ascertainable from public or published information or sources) obtained from the other parties or their agents, except for disclosures of information expressly allowed by such other party. In the event this Agreement is terminated, then promptly after such termination First Commercial, Stone Fort or SNB (as the case may be) and their respective agents shall return to the other party hereto all documents, work papers and other written material obtained from such other party or its agents in connection with this Agreement and not theretofore made public (including all copies thereof).

        Section 8.11. No Assignment. Neither this Agreement nor any rights or obligations of any party hereunder or thereunder, may be assigned by the parties, by operation of law or otherwise, except with the written consent of the other party.
        Section 8.12. Severability. If any portion or provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any jurisdiction, such portion or provision shall be ineffective as to that jurisdiction to the extent of such invalidity, illegality or unenforceability, without affecting in any way the validity or enforceability of the remaining portions or provisions in such jurisdiction or rendering that or any other portions or provisions of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

        Section 8.13. Survival of Representations and Warranties. None of the representations, warranties, obligations, covenants and agreements contained in this Agreement, or in any instrument or other document delivered pursuant to this Agreement, shall survive the Closing.

        Section 8.14. Exchange Agreement. Immediately prior to the Effective Time, First Commercial, Stone Fort, and SNB agree to enter into the Exchange Agreement with the transfer agent, or if the transfer agent refuses to serve as transfer agent, such other transfer agent as shall be mutually agreed to by First Commercial and SNB.

        Section 8.15. Best Good Faith Efforts. All parties hereto agree that the parties will use their best good faith efforts to secure all regulatory approvals necessary to consummate the Merger and other transactions provided herein and to satisfy the other conditions to Closing contained herein.

        IN WITNESS WHEREOF, the parties hereof have caused this Agreement to be executed and delivered in counterparts as of the date first above written.

                                 FIRST COMMERCIAL CORPORATION

                                 By:  /s/ J. Lynn Wright

                                 Title: Chief Financial Officer
   ATTEST:

   /s/ Donna B. Rogers
   Secretary
                                 STONE FORT NATIONAL BANK
                                 NACOGDOCHES, TEXAS


                                 By:  /s/ Ron Collins

                                 Title: President and Chief
                                        Executive Officer
   ATTEST:

   /s/ Lynn Mills
   Secretary
                                 SECURITY NATIONAL BANK,
                                 NACOGDOCHES, TEXAS


                                 By:  /s/ Bob McKnight

                                 Title: Chairman of the Board
   ATTEST:

   /s/ Donald Alexander
   Secretary

                                                      EXHIBIT A

                  Substantive Provisions of SNB's Counsel

        The  opinion of  Zeleskey,  Cornelius, Hallmark,  Roper &
   Hicks, L.L.P.,  Counsel for  SNB, shall  be dated the  Closing
   Date and shall opine, in substance, as follows:

        1. SNB has been duly organized and is a national banking association validly existing in good standing under the laws of the United States of America. SNB has full corporate power to own its property and assets and to carry on its business as presently conducted.

        2. SNB has full corporate power to execute and deliver this Agreement. All corporate action of SNB required to duly authorize and execute this Agreement has been taken. This Agreement is valid and binding on SNB and is enforceable in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and to legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies, which are available only in the discretion of a court.

        3. All shares of SNB Stock issued and outstanding as of the Closing Date are duly authorized, validly issued, fully paid and not subject to assessment. None of such shares have been issued in violation of any preemptive rights of shareholders. To the knowledge of such counsel, SNB has no outstanding and is not obligated to issue subscriptions, options or other arrangements or commitments obligating it to issue or dispose of any shares of its common stock.

        4. The consummation of the Merger will not violate any provision of SNB's Articles of Association or Bylaws, or violate any provision of, or result in the acceleration of any material obligation under, any mortgage, loan agreement, order, judgment, law or decree known to such counsel to which SNB is a party or by which it is bound, and will not violate or conflict with any other material restriction of any kind or character known to such counsel to which SNB is subject.

        5.   To   the   knowledge   of   such  counsel,   without
   independent verification, SNB has all licenses, permits, approvals and other authorizations from Federal and state agencies and authorities having jurisdiction in the premises required in the conduct of its business as presently being conducted.

        6. To the knowledge of such counsel, there is no claim, action, suit or proceeding pending or threatened against SNB which, if adversely determined, would have a material adverse effect on the business, assets, operations or financial condition of SNB, taken as a whole, would question the validity of the Agreement or would prevent, hinder or delay consummation of the transactions contemplated by the Agreement.

        7. To the best of such counsel's knowledge, SNB is, in the conduct of its business, in material compliance with all applicable Federal, state and local laws, statutes, ordinances and regulations, the failure to comply with which would materially adversely affect its business or the aggregate value of its properties or assets.

        In rendering such opinions, such counsel may rely as to factual matters upon certificates of one or more officers of SNB and of public officials and, as to litigation in which they are not counsel of record, on opinions of counsel handling such litigation, copies of which opinions shall be delivered to First Commercial.

                                                     EXHIBIT B

               Substantive Provisions of First Commercial
                            Counsel's Opinion


        The  opinion of  Friday, Eldredge  &  Clark, Counsel  for
   First Commercial, shall be dated the Closing Date and shall opine, in substance, as follows:

        1. First Commercial and Stone Fort have been duly organized and are a corporation and national banking association, respectively, validly existing in good standing under the laws of the State of Arkansas and the laws of the United States of America, respectively. Each of First Commercial and Stone Fort has full corporate power to own its property and assets and to carry on its business as presently conducted.

        2. All corporate action of First Commercial and Stone Fort required to effectuate the Merger contemplated by the Agreement has been taken. The Agreement is valid and binding on First Commercial and Stone Fort and is enforceable in accordance with its terms, subject as to the enforcement of remedies, to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and to legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies, which are available only in the discretion of a court.

        3. The consummation of the Merger will not violate any provision of the Articles of Incorporation or Association or Bylaws of First Commercial or of Stone Fort or violate any provision of, or result in the acceleration of any material obligation under, any mortgage, loan agreement, order, judgment, law or decree known to such counsel to which First Commercial or Stone Fort is a party or by which either is bound, and will not violate or conflict with any other material restriction of any kind or character known to such counsel to which First Commercial or Stone Fort is subject.

        4. To the knowledge of such counsel, there is no claim, action, suit or proceeding pending or threatened against First Commercial or Stone Fort which, if adversely determined, would question the validity of the Agreement or would prevent, hinder or delay consummation of the transactions contemplated by the Agreement.

        5. No facts have come to such counsel's attention that lead them to believe that the Joint Proxy Statement/Prospectus included within the Registration Statement on Form S-4 filed in connection with this Agreement (other than the financial and statistical data contained or incorporated in such Joint Proxy Statement/Prospectus, as to which such counsel need not express any opinion or belief) contains as of the Closing Date any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        6. The shares of First Commercial Stock to be issued to the shareholders of SNB following the Closing will be fully paid, validly authorized and duly issued and are not subject to assessment and are not issued in violation of any preemptive rights of First Commercial's shareholders. Such shares have been registered with the Securities and Exchange Commission pursuant to Section 5 of the Securities Act of 1933, as amended (the "Act"), and may be sold or transferred by the shareholders of SNB without further registration under
   Section 5 of the Act except as may otherwise be provided by Rules 144 and 145 promulgated under the Act and the terms of the continuity of interest letters delivered by certain stockholders of SNB pursuant to Section 5.01(n) of the Agreement.

        In rendering such opinions, such counsel may rely as to factual matters upon certificates of officers of First Commercial and of public officials and, as to litigation in which they are not counsel of record, on opinions of counsel handling such litigation, copies of which opinions shall be delivered to SNB.